Investors: Brian Blanchett +1.858.291.6421 ir@illumina.com

Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2021
Raises Fiscal Year 2021 Guidance

San Diego -- (PRNewswire) - August 5, 2021 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the second quarter of fiscal year 2021.

Second quarter results reflect record revenue:

•Revenue of $1,126 million, a 78% increase compared to the prior year period
•GAAP net income for the quarter of $185 million, or $1.26 per diluted share, compared to $47 million, or $0.32 per diluted share, for the prior year period
•Non-GAAP net income for the quarter of $276 million, or $1.87 per diluted share, compared to $92 million, or $0.62 per diluted share, for the prior year period. Non-GAAP net income excludes acquisition-related expenses, primarily the Continuation Payments paid to GRAIL (see the “Reconciliation Between GAAP and Non-GAAP Net Income” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $253 million compared to $240 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $209 million for the quarter compared to $202 million in the prior year period

“Illumina’s record second quarter revenue exceeded expectations across all regions," said Francis deSouza, Chief Executive Officer. “This demonstrates the strength of our business led by clinical applications, including oncology and genetic disease testing, as well as research. Additionally, we are proud of the critical role that NGS plays in identifying and monitoring COVID-19 variants to inform strategies to combat the pandemic. As a result of the enduring strength of the core business, we are again raising our 2021 financial guidance.”

Gross margin in the second quarter of 2021 was 71.2% compared to 67.7% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 71.8% for the second quarter of 2021 compared to 68.6% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2021 were $202 million compared to $155 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 18.0% compared to 24.7% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2021 were $413 million compared to $177 million in the prior year period. Excluding acquisition-related expenses, gain on litigation, and expenses related to COVID-19, non-GAAP SG&A expenses as a percentage of revenue were 23.8% compared to 28.1% in the prior year period.

Depreciation and amortization expenses were $48 million and capital expenditures for free cash flow purposes were $44 million during the second quarter of 2021. At the close of the quarter, the company held $4.3 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of January 3, 2021.

Updates since our last earnings release:

•Established a global pathogen genomics initiative in partnership with the Bill & Melinda Gates Foundation to help make NGS technology and expertise accessible in areas of need, building critical public health capabilities and revolutionizing the way public health entities manage biological threats
•Received Emergency Use Authorization from the U.S. FDA for COVIDSeq™ on NextSeq 2000, expanding COVID-19 diagnostic testing and surveillance capabilities for mid- and high-throughput laboratories
•Launched the CE-IVD VeriSeq NIPT Solution v2 in Thailand, broadening access to accurate and reliable testing for expectant parents, in partnership with Next Generation Genomic Co., Ltd.
•Received the 2021 Red Dot Design Award for the NextSeq 1000/2000, exemplifying the platform’s high design quality
•Hosted our first NGS summit in Shanghai, bringing together more than 300 genomic scientists, venture capitalists, and hospital executives to discuss the future of oncology and healthcare
•Appointed Susan Tousi as Chief Commercial Officer and Dr. Alex Aravanis as Chief Technology Officer, Head of Research and Product Development

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2021, the company now expects year-over-year revenue growth in the range of 32% to 34%, GAAP earnings per diluted share of $4.69 to $4.89, and non-GAAP earnings per diluted share of $6.30 to $6.50. The company's financial guidance excludes any potential impact of consolidating the financial results of GRAIL.

Conference call information

The conference call will begin at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Thursday, August 5, 2021, August 5, 2021. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both using conference ID 2850779.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) the outcome of the pending acquisition of GRAIL, Inc.; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) our ability to obtain regulatory clearance for our products from government agencies; (xii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xiii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiv) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 4, 2021	January 3, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,196	$1,810
Short-term investments	90	1,662
Accounts receivable, net	540	487
Inventory	380	372
Prepaid expenses and other current assets	104	152
Total current assets	5,310	4,483
Property and equipment, net	915	922
Operating lease right-of-use assets	566	532
Goodwill	966	897
Intangible assets, net	162	142
Other assets	756	609
Total assets	$8,675	$7,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200	$192
Accrued liabilities	674	541
Convertible senior notes, current portion	—	511
Total current liabilities	874	1,244
Operating lease liabilities	704	671
Term notes	992	—
Convertible senior notes	687	673
Other long-term liabilities	238	303
Stockholders’ equity	5,180	4,694
Total liabilities and stockholders’ equity	$8,675	$7,585

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Revenue:
Product revenue	$972	$527	$1,925	$1,228
Service and other revenue	154	106	294	264
Total revenue	1,126	633	2,219	1,492
Cost of revenue:
Cost of product revenue (a)	254	152	519	326
Cost of service and other revenue (a)	63	46	121	105
Amortization of acquired intangible assets	7	7	13	14
Total cost of revenue	324	205	653	445
Gross profit	802	428	1,566	1,047
Operating expense:
Research and development (a)	202	155	398	311
Selling, general and administrative (a)	413	177	787	451
Total operating expense	615	332	1,185	762
Income from operations	187	96	381	285
Other income (expense), net	20	69	(3)	57
Income before income taxes	207	165	378	342
Provision for income taxes	22	118	45	122
Net income	$185	$47	$333	$220
Earnings per share:
Basic	$1.27	$0.32	$2.28	$1.50
Diluted	$1.26	$0.32	$2.26	$1.49
Shares used in computing earnings per common share:
Basic	146	147	146	147
Diluted	147	148	147	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Cost of product revenue	$8	$3	$15	$7
Cost of service and other revenue	1	1	2	2
Research and development	26	12	50	27
Selling, general and administrative	45	1	80	19
Stock-based compensation expense before taxes	$80	$17	$147	$55

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net cash provided by operating activities	$253	$240	$535	$521
Net cash provided by (used in) investing activities	3	(320)	1,379	(455)
Net cash (used in) provided by financing activities	(496)	(143)	472	(334)
Effect of exchange rate changes on cash and cash equivalents	3	2	—	(4)
Net (decrease) increase in cash and cash equivalents	(237)	(221)	2,386	(272)
Cash and cash equivalents, beginning of period	4,433	1,991	1,810	2,042
Cash and cash equivalents, end of period	$4,196	$1,770	$4,196	$1,770

Calculation of free cash flow:
Net cash provided by operating activities	$253	$240	$535	$521
Purchases of property and equipment	(44)	(38)	(86)	(79)
Free cash flow (a)	$209	$202	$449	$442

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE:

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
GAAP earnings per share - diluted	$1.26	$0.32	$2.26	$1.49
Cost of revenue (b)	0.05	0.04	0.10	0.09
Research and development costs (b)	—	(0.01)	—	(0.02)
Selling, general and administrative costs (b)	0.98	(0.01)	2.01	0.62
Other income, net (b)	(0.16)	(0.38)	(0.02)	(0.29)
Incremental non-GAAP tax expense (c)	(0.25)	0.07	(0.55)	(0.13)
Income tax benefit (d)	(0.01)	(0.02)	(0.04)	(0.11)
Tax expense related to increase in valuation allowance (e)	—	0.42	—	0.42
Tax expense related to cost-sharing arrangement (f)	—	0.19	—	0.19
Non-GAAP earnings per share - diluted (a)	$1.87	$0.62	$3.76	$2.26

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
GAAP net income	$185	$47	$333	$220
Cost of revenue (b)	7	6	14	14
Research and development costs (b)	—	(1)	—	(2)
Selling, general and administrative costs (b)	144	(1)	295	92
Other income, net (b)	(22)	(56)	(2)	(43)
Incremental non-GAAP tax expense (c)	(36)	10	(80)	(19)
Income tax benefit (d)	(2)	(3)	(6)	(17)
Tax expense related to increase in valuation allowance (e)	—	62	—	62
Tax expense related to cost-sharing arrangement (f)	—	28	—	28
Non-GAAP net income (a)	$276	$92	$554	$335
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock-based compensation cost.
(e) Amounts represent discrete tax expense related to the valuation allowance established in Q2 2020 against the deferred tax asset for California research and development credits.
(f) Amounts represent discrete tax expense related to the finalization of the Altera court case in Q2 2020 which determined stock-based compensation must be included in intercompany cost sharing payments.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Six Months Ended
	July 4, 2021		June 28, 2020		July 4, 2021		June 28, 2020
GAAP gross profit (b)	$802	71.2%	$428	67.7%	$1,566	70.6%	$1,047	70.2%
Amortization of acquired intangible assets	7	0.6%	7	1.0%	13	0.6%	14	0.9%
Expenses related to COVID-19 (c)	—	—	1	0.2%	1	—	2	0.1%
Income related to COVID-19 (d)	—	—	(2)	(0.3)%	—	—	(3)	(0.2)%
Restructuring (e)	—	—	—	—	—	—	1	0.1%
Non-GAAP gross profit (a)	$809	71.8%	$434	68.6%	$1,580	71.2%	$1,061	71.1%

GAAP research and development expense	$202	18.0%	$155	24.5%	$398	18.0%	$311	20.8%
Income related to COVID-19 (d)	—	—	1	0.2%	—	—	2	0.1%
Non-GAAP research and development expense	$202	18.0%	$156	24.7%	$398	18.0%	$313	20.9%

GAAP selling, general and administrative expense	$413	36.6%	$177	28.0%	$787	35.4%	$451	30.3%
Amortization of acquired intangible assets	—	—	—	—	(1)	—	(1)	(0.1)%
Acquisition-related expenses (f)	(145)	(13.0)%	(1)	(0.2)%	(295)	(13.3)%	(93)	(6.2)%
Expenses related to COVID-19 (c)	(1)	—	(2)	(0.3)%	(2)	(0.1)%	(2)	(0.1)%
Income related to COVID-19 (d)	—	—	2	0.3%	1	—	2	0.1%
Gain on litigation (g)	2	0.2%	—	—	2	0.1%	—	—
Restructuring (e)	—	—	2	0.3%	—	—	2	0.1%
Non-GAAP selling, general and administrative expense	$269	23.8%	$178	28.1%	$492	22.1%	$359	24.1%

GAAP operating profit	$187	16.6%	$96	15.2%	$381	17.2%	$285	19.1%
Cost of revenue	7	0.6%	6	0.9%	14	0.6%	14	0.9%
Research and development costs	—	—	(1)	(0.2)%	—	—	(2)	(0.1)%
Selling, general and administrative costs	144	12.8%	(1)	(0.1)%	295	13.3%	92	6.2%
Non-GAAP operating profit (a)	$338	30.0%	$100	15.8%	$690	31.1%	$389	26.1%

GAAP other income (expense), net	$20	1.8%	$69	10.8%	$(3)	(0.2)%	$57	3.8%
Non-cash interest expense (h)	10	0.9%	10	1.7%	20	1.0%	21	1.4%
Strategic investment related (gain) loss, net (i)	(25)	(2.2)%	(69)	(10.8)%	14	0.7%	(74)	(5.0)%
Loss (gain) on derivative assets (j)	—	—	11	1.7%	(26)	(1.2)%	15	1.0%
Bridge facility fees (k)	—	—	—	—	7	0.3%	—	—
Gain on contingent value right (l)	(8)	(0.7)%	(8)	(1.3)%	(18)	(0.8)%	(5)	(0.3)%
Loss on extinguishment of debt (m)	1	—	—	—	1	—	—	—
Non-GAAP other (expense) income, net (a)	$(2)	(0.2)%	$13	2.1%	$(5)	(0.2)%	$14	0.9%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in 2021, and personal protective equipment and premium pay for onsite essential workers in 2020.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada in Q1 2021, and payroll-related credits earned in Singapore in 2020.
(e) Amount consists primarily of employee costs, net of adjustments, related to restructuring in 2020.
(f) Amounts for Q2 2021 and the first half of 2021 consist primarily of expenses related to the pending acquisition of GRAIL, including $105 million in Continuation Payments paid during both Q1 and Q2 2021. Amount for the first half of 2020 consists primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to Pacific Biosciences related to the terminated acquisition.
(g) Amount consists of a gain related to a patent litigation settlement.
(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(i) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(j) Amount for the first half of 2021 consists of a gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances. Amounts for Q2 2020 and the first half of 2020 consist of fair value adjustments recorded on our derivative assets.
(k) Amount consists of expenses related to the bridge facility commitment obtained in advance of the pending acquisition of GRAIL. We terminated the bridge facility commitment in March 2021, in conjunction with our issuance of term notes.
(l) Amounts consist of fair value adjustments related to our contingent value right received from Helix.
(m) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 17, 2021, and Form 10-Q for the fiscal quarter ended April 4, 2021. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2021
GAAP diluted earnings per share (a)	$4.69 - $4.89
Amortization of acquired intangible assets	0.18
Non-cash interest expense (b)	0.24
Acquisition-related expenses (c)	1.99
Strategic investment related loss, net (d)	0.09
Bridge facility fees (e)	0.05
COVID-19 expenses, net (f)	0.01
Loss on extinguishment of debt (g)	0.01
Gain on derivative assets (h)	(0.18)
Gain on contingent value right (i)	(0.12)
Gain on litigation (j)	(0.01)
Incremental non-GAAP tax expense (k)	(0.61)
Excess tax benefits from share-based compensation (l)	(0.04)
Non-GAAP diluted earnings per share (a)	$6.30 - $6.50

(a) Guidance excludes any potential impact of consolidating the financial results of GRAIL.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists primarily of acquisition-related expenses related to the pending acquisition of GRAIL.
(d) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(e) Amount consists of expenses related to the bridge facility commitment obtained in advance of the pending acquisition of GRAIL. We terminated the bridge facility commitment in March 2021, in conjunction with our issuance of term notes.
(f) Amount consists of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning, partially offset by direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada.
(g) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.
(h) Amount consists of gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(i) Amount consists of fair value adjustments related to our contingent value right received from Helix.
(j) Amount consists of a gain related to a patent litigation settlement.
(k) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(l) Amount represents tax deductions taken in excess of stock-based compensation cost.